                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 ------------

                                   FORM 8-K

                               CURRENT REPORT
                                 PURSUANT TO
                          SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): May 7, 1998
                                                  -----------------------------

                              ODS NETWORKS, INC.
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           (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
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               (State of Other Jurisdiction of Incorporation)



        0-20191                                         75-1911917
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(Commission File Number)                     (IRS Employer Identification No.)



1101 East Arapaho Road, Richardson, Texas                    75081
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 (Address of Principal Executive offices)                 (Zip Code)


                                    (214) 234-6400
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                 (Registrant's Telephone Number, Including Area Code)


                                         N/A
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            (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On May 7, 1998, the Registrant acquired Essential Communication Corporation, a Delaware corporation ("Essential"), by the merger (the "Essential Merger") of ECC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant ("ECC"), with and into Essential. The Essential Merger was effected pursuant to an Agreement and Plan of Merger, dated April 30, 1998 (the "Merger Agreement"), by and among the Registrant, ECC and Essential. As a result of the Essential Merger, the Registrant became the owner of all of the issued and outstanding capital stock of Essential and (a) each outstanding share of the Series A Preferred Stock of Essential was converted into the right to receive $3.75 in cash, (b) each outstanding share of the Series B Preferred Stock of Essential was converted into the right to receive $5.00 in cash, and (c) each outstanding share of Essential Common Stock was converted into the right to receive approximately $0.75537 in cash and approximately 0.28577 of a share of the Registrant's Common Stock. The shares of the Registrant's Common Stock exchanged for shares of Essential Common Stock in the Merger are subject to the placement of an aggregate of approximately 101,790 shares of the Registrant's Common Stock, or approximately .0952 of a share of the Registrant's Common Stock for each share of Common Stock of Essential, into escrow for a period of twelve months to secure indemnification obligations pursuant to the Merger Agreement. The terms of the Essential Merger were the result of arm's-length negotiations among the Registrant and Essential.

     A total of approximately $5,807,550 in cash is payable, and approximately 409,000 shares of the Registrant's Common Stock are issuable, to former Essential stockholders and optionholders in exchange for the acquisition by the Registrant of all outstanding Essential capital stock and all unexpired and unexercised options to acquire Essential capital stock. Essential stock options to purchase Essential Common Stock were assumed by the Registrant and remain outstanding as options to purchase shares of the Registrant's Common Stock. All cash consideration from Registrant in this transaction was paid out of Registrant's existing working capital. All shares of Common Stock issued in this transaction were issued (and will be issued) out of Registrant's authorized but unissued Common Stock.

     Essential provides end-to-end gigabit networking solutions used in workgroups, backbones, cluster computing, storage management and visual computing, including High Performance Parallel Interface (HIPPI) switches and network interface cards. The Registrant intends to continue such business.

     The shares issued to the stockholders of Essential were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof.

     Immediately prior to the Essential Merger, all of the issued and outstanding shares of capital stock of Essential were owned by the stockholders of Essential. The Registrant is not aware of any pre-existing material relationships between such stockholders and the Registrant, its affiliates, its directors or officers, or any associate of any such director or officer.

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ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

               As of this filing, it is impracticable for the Registrant to provide the financial statements of Essential for the fiscal year ending March 31, 1998. In accordance with the requirements of
               Item 7(a) of Form 8-K, the requisite financial statements, if any, will be filed within 60 days after the date that this initial report on Form 8-K must be filed, as a part of a subsequent filing on Form 8-K.

          (b)  PRO FORMA FINANCIAL INFORMATION.

               As of this filing, it is impracticable for the Registrant to provide the pro forma financial information required by Item 7(b) of Form 8-K. In accordance with the requirements of Item 7(b) of Form 8-K, the requisite pro forma financial information, if any, will be filed within 60 days after the date that this initial report on Form 8-K must be filed, as a part of a subsequent filing on Form 8-K.

          (c)  EXHIBITS.

               2.1 Agreement and Plan of Merger, dated April 30, 1998, by and among the Registrant, ECC Acquisition Corp. and Essential Communication Corporation (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

               99.1 Text of press release of the Registrant, dated April 30,
                    1998 (announcing the Essential Merger).

               99.2 Text of press release of the Registrant, dated May 7, 1998
                    (announcing the closing of the Essential Merger).





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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        ODS NETWORKS, INC.



                                        By:  /s/ TIMOTHY W. KINNEAR
                                             ----------------------------------
                                             Timothy W. Kinnear, Vice President
                                             and Chief Financial Officer

Dated:  May 21, 1998





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                                EXHIBIT INDEX


Exhibit No.                Description of Exhibit
-----------                ----------------------

     2.1 Agreement and Plan of Merger, dated April 30, 1998, by and among the Registrant, ECC Acquisition Corp. and Essential Communication Corporation (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
               1998).

     99.1 Text of press release of the Registrant, dated April 30, 1998 (announcing the Essential Merger).

     99.2 Text of press release of the Registrant, dated May 7, 1998 (announcing the closing of the Essential Merger).





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